EXHIBIT 10.9
TRIPLE CROWN MEDIA, INC.
2005 LONG TERM INCENTIVE PLAN
DIRECTOR’S RESTRICTED STOCK AGREEMENT
     THIS AGREEMENT, entered into as of the Grant Date, by and between the Participant and Triple Crown Media, Inc. (the “Company”).
     WHEREAS, the Company maintains the Triple Crown Media, Inc. 2005 Long Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive an Award of Restricted Stock (“Restricted Stock Award”) under the Plan;
     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
1. Terms of Award. The following terms shall govern the Restricted Stock Award:
(a)	The “Participant” is .

(b)	The “Grant Date” is February 15, 2006.

(c)	The number of shares of Restricted Stock awarded under this Agreement shall be five thousand (5,000) shares. Shares of “Restricted Stock” are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

(d)	The purchase price for the shares of Restricted Stock is zero.

(d)	The “Period of Restriction” is the period beginning on the Grant Date and ending on the applicable Vesting Date (as defined below).

(e)	The Vesting Date is the date the Period of Restriction will end and all or a portion of the shares of Restricted Stock will be owned free and clear of any restrictions by the Participant, except as otherwise provided in Section 4(b). The shares of Restricted Stock shall vest on the applicable Vesting Date as set forth on the following schedule provided the Participant’s Date of Termination has not occurred on or before such Vesting Date.

Number of Shares	Vesting Date
1,000	December 31, 2006
1,000	December 31, 2007
1,000	December 31, 2008
1,000	December 31, 2009
1,000	December 31, 2010

There shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Dates and all vesting shall occur only on the appropriate Vesting Date.
(f)	Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Period of Restriction. Except as otherwise provided in Section 4, if the Participant’s Date of Termination occurs prior to the end of the Period of Restriction, the Participant shall forfeit the Restricted Stock as of the Participant’s Date of Termination without compensation.

(g)	If the Participant is a Reporting Person, the Participant shall be subject to any additional restrictions imposed on Reporting Persons under the provisions of the Plan.
2.	Dividends and Voting Rights. The Participant shall be entitled to receive and retain any dividends on shares of Restricted Stock that become payable during the Period of Restriction (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock); provided, however, that no dividends shall be payable to or for the benefit of the Participant with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock. The Participant shall, except as set forth in the Plan or this Agreement, be entitled to exercise all other rights, powers and privileges of a holder of Stock with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock during the Period of Restriction, with the exceptions that (i) the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock and (ii) the Participant shall be required to deposit with the Company any property issued in respect of the Restricted Stock (other than regular cash dividends which will be paid to you) during the Restriction Period and such property shall be subject to the same restrictions as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”
3.	Holding of Restricted Stock. Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be delivered and held by the Participant subject to the transfer restrictions, forfeiture provisions and other terms and conditions contained in this Agreement and the Plan. Each such certificate shall contain a legend reflecting that the shares are subject to the restrictions and other terms and conditions provided for in this Agreement and Plan. Each such certificate shall be returned to the Company immediately upon forfeiture of the shares of Restricted Stock.
4.	Accelerated Vesting and Forfeiture of Shares. Subject to the provision of Section 4(b) of this Agreement and provided the Restricted Stock has not been otherwise forfeited under another provision of this Agreement:

(a)	The Participant shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the Vesting Date set forth in Section 1 as follows:
(i)	The Participant shall become fully vested in the shares of Restricted Stock as of the date of a Change of Control, if the Change of Control occurs prior to the Vesting Date of the Restricted Stock, and the Participant’s Date of Termination does not occur before the Change of Control date.

(ii)	The Participant shall become fully vested in the shares of Restricted Stock as of the Participant’s Date of Termination if as of such Date of Termination the Participant has a Disability.

(iii)	The Participant shall become fully vested in the shares of Restricted Stock as of the Participant’s Date of Termination if the Date of Termination occurs because of the Participant’s death. (Ownership of such shares of Stock shall be determined pursuant to Section 9 of this Agreement.)
(b)	Notwithstanding any other provision of the Plan or this Agreement, the Company shall have no liability to deliver any shares of Restricted Stock under the Plan or this Agreement or make any other distributions of benefits under this Agreement or the Plan unless delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
5.	Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:
(a)	Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is no longer a director of the Company or any Subsidiary. If the Participant is both a director and an employee of the Company on the Grant Date, then the Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is (i) no longer an employee of the Company or any Subsidiary and is (ii) no longer a director of the Company.

(b)	Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” if the Participant is deemed to have a “permanent and total disability,” as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.
Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

6.	Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant:
(a)	The Participant has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933 and in this connection the Company is relying in part on his or her representations set forth in this section.

(b)	If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the shares of Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c)	If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.
7.	Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. In connection with actions permitted under the terms of this Agreement, the Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, shares of Stock and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do in good faith by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for such purpose.
8.	Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights by the Participant or benefits deliverable to the Participant under this Agreement have not been delivered, respectively, at the time of the Participant’s death, such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary but the Designated Beneficiary dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
9.	Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons.

10.	Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan

11.	Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

12.	Taxes; Section 83(b) Election. The Participant acknowledges that it is the Participant’s sole responsibility to pay any taxes arising in connection with the Restricted stock and that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly an election under Section 83(b) of the Code and any corresponding provisions of state tax laws, if the Participant so desires.

13.	Acceptance. The Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide).

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

PARTICIPANT

Social Security Number

TRIPLE CROWN MEDIA, INC.

By:

Robert S. Prather, Jr.
Its:	Chairman

6